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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

        (1)   Registration Statement (Form S-3 No. 333-188496) of Ares Commercial Real Estate Corporation, and

        (2)   Registration Statement (Form S-8 No. 333-181077) pertaining to the Ares Commercial Real Estate Corporation 2012 Equity Incentive Plan

of our report dated March 17, 2014, with respect to the consolidated financial statements of Ares Commercial Real Estate Corporation included in this Annual Report (Form 10-K) of Ares Commercial Real Estate Corporation for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Los Angeles, California
March 17, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm